Exhibit 5.1

O’Melveny & Myers LLP 400 South Hope Street 18th Floor Los Angeles, CA 90071-2899	T: +1 213 430 6000 F: +1 213 430 6407 omm.com	File Number: 0135615-00010

May 24, 2017

CTR Partnership, L.P.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

CareTrust Capital Corp.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

Re:	5.25% Senior Notes Due 2025 of CTR Partnership, L.P. and

CareTrust Capital Corp.

Ladies and Gentlemen:

We have acted as special counsel to CTR Partnership, L.P., a Delaware limited partnership, and CareTrust Capital Corp., a Delaware corporation (each an “Issuer,” and together, the “Issuers”), in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Issuers’ 5.25% Senior Notes due 2025 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”), dated May 10, 2017, by and among the Issuers, CareTrust REIT, Inc. (“CareTrust”), the other Guarantors (as defined below), and KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Barclays Capital Inc., as representatives of the several underwriters named therein, with the Notes to be guaranteed (the “Guarantees”) by each of the parties listed on Schedule I attached hereto (each a “Guarantor” and collectively, the “Guarantors”). The Notes constitute a series of the debt securities registered on a Registration Statement on Form S-3 (File No. 333-217670) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2017. The Notes are being issued pursuant to an Indenture, dated of as May 24, 2017, between the Issuers, CareTrust and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 24, 2017 (the “First Supplemental Indenture”), between the Issuers, CareTrust, the other Guarantors and the Trustee (as so supplemented, the “Indenture”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed that the certificates for the Notes will conform to the forms thereof examined by us, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. To the extent the obligations of the Issuers or the Guarantors depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified,

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

we have relied upon oral or written statements and representations of officers and other representatives of the Issuers and the Guarantors. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	The Notes and the Guarantees have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, on the part of the Issuers and the Guarantors listed on Schedule I attached hereto as being organized in the state of Delaware.

2.	Upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement and the authentication of the certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the Indenture, the Notes will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3.	When the Guarantees are executed and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement and the authentication of the certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the Indenture, the Guarantees will be the legally valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

With respect to the foregoing opinions, we have assumed the matters set forth in the opinions of DLA Piper LLP (US) and Albright, Stoddard, Warnick & Albright, each dated the date hereof, a copy of each of which has been delivered to you by such other counsel.

The law governed by this opinion is limited to the present federal law of the United States, the present law of the State of New York, the present General Corporation Law of the State of Delaware, the present Revised Uniform Limited Partnership Act of the State of Delaware, and the present Limited Liability Company Act of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Notes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by CareTrust and incorporated by reference into the Registration Statement, and the reference to O’Melveny & Myers LLP under the caption “Legal Matters” in the prospectus supplement constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

SCHEDULE I

GUARANTORS

Name	State of Incorporation / Organization
CTR Partnership, L.P.	Delaware
CareTrust Capital Corp.	Delaware
CareTrust GP, LLC	Delaware
CTR Arvada Preferred, LLC	Delaware
CTR Cascadia Preferred, LLC	Delaware
18th Place Health Holdings LLC	Nevada
49th Street Health Holdings LLC	Nevada
4th Street Holdings LLC	Nevada
51st Avenue Health Holdings LLC	Nevada
Anson Health Holdings LLC	Nevada
Arapahoe Health Holdings LLC	Nevada
Arrow Tree Health Holdings LLC	Nevada
Avenue N Holdings LLC	Nevada
Big Sioux River Health Holdings LLC	Nevada
Boardwalk Health Holdings LLC	Nevada
Bogardus Health Holdings LLC	Nevada
Burley Healthcare Holdings LLC	Nevada
Casa Linda Retirement LLC	Nevada
Cedar Avenue Holdings LLC	Nevada
Cherry Health Holdings LLC	Nevada
CM Health Holdings LLC	Nevada
Cottonwood Health Holdings LLC	Nevada
Dallas Independence LLC	Nevada
Dixie Health Holdings LLC	Nevada
Emmett Healthcare Holdings LLC	Nevada
Ensign Bellflower LLC	Nevada
Ensign Highland LLC	Nevada
Ensign Southland LLC	Nevada
Everglades Health Holdings LLC	Nevada
Expo Park Health Holdings LLC	Nevada
Expressway Health Holdings LLC	Nevada
Falls City Health Holdings LLC	Nevada
Fifth East Holdings LLC	Nevada
Fig Street Health Holdings LLC	Nevada
Flamingo Health Holdings LLC	Nevada
Fort Street Health Holdings LLC	Nevada
Gazebo Park Health Holdings LLC	Nevada
Gillette Park Health Holdings LLC	Nevada
Golfview Holdings LLC	Nevada
Granada Investments LLC	Nevada
Guadalupe Health Holdings LLC	Nevada
Hillendahl Health Holdings LLC	Nevada
Hillview Health Holdings LLC	Nevada
Irving Health Holdings LLC	Nevada
Ives Health Holdings LLC	Nevada
Jefferson Ralston Holdings LLC	Nevada
Jordan Health Properties LLC	Nevada
Josey Ranch Healthcare Holdings LLC	Nevada
Kings Court Health Holdings LLC	Nevada
Lafayette Health Holdings LLC	Nevada
Lemon River Holdings LLC	Nevada
Lockwood Health Holdings LLC	Nevada

Long Beach Health Associates LLC	Nevada
Lowell Health Holdings LLC	Nevada
Lowell Lake Health Holdings LLC	Nevada
Lufkin Health Holdings LLC	Nevada
Meadowbrook Health Associates LLC	Nevada
Memorial Health Holdings LLC	Nevada
Mesquite Health Holdings LLC	Nevada
Mission CCRC LLC	Nevada
Moenium Holdings LLC	Nevada
Mountainview Communitycare LLC	Nevada
Northshore Healthcare Holdings LLC	Nevada
Oleson Park Health Holdings LLC	Nevada
Orem Health Holdings LLC	Nevada
Paredes Health Holdings LLC	Nevada
Plaza Health Holdings LLC	Nevada
Polk Health Holdings LLC	Nevada
Prairie Health Holdings LLC	Nevada
Price Health Holdings LLC	Nevada
Queen City Health Holdings LLC	Nevada
Queensway Health Holdings LLC	Nevada
RB Heights Health Holdings LLC	Nevada
Regal Road Health Holdings LLC	Nevada
Renee Avenue Health Holdings LLC	Nevada
Rillito Holdings LLC	Nevada
Rio Grande Health Holdings LLC	Nevada
Salmon River Health Holdings LLC	Nevada
Salt Lake Independence LLC	Nevada
San Corrine Health Holdings LLC	Nevada
Saratoga Health Holdings LLC	Nevada
Silver Lake Health Holdings LLC	Nevada
Silverada Health Holdings LLC	Nevada
Sky Holdings AZ LLC	Nevada
Snohomish Health Holdings LLC	Nevada
South Dora Health Holdings LLC	Nevada
Stillhouse Health Holdings LLC	Nevada
Temple Health Holdings LLC	Nevada
Tenth East Holdings LLC	Nevada
Terrace Holdings AZ LLC	Nevada
Trinity Mill Holdings LLC	Nevada
Trousdale Health Holdings LLC	Nevada
Tulalip Bay Health Holdings LLC	Nevada
Valley Health Holdings LLC	Nevada
Verde Villa Holdings LLC	Nevada
Wayne Health Holdings LLC	Nevada
Willits Health Holdings LLC	Nevada
Willows Health Holdings LLC	Nevada
Wisteria Health Holdings LLC	Nevada